UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 12, 2007

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

On July 10, 2007, the Board of Directors of Cummins Inc. approved an increase in the quarterly cash dividend on its Common Stock from 18 cents per share to 25 cents per share.  A copy of the press release related to the increase is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated July 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2007

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release
July 10, 2007

Cummins further increases shareholder value by raising its dividend by 39 percent

Columbus, IND. -  The Cummins Inc. (NYSE: CMI) Board of Directors today increased the Company's quarterly cash dividend on common stock by 39 percent to 25 cents per share, up from 18 cents per share. The dividend is payable on August 31 to shareholders of record on August 17.

"After three consecutive years of record financial results, the Company continues to perform extremely well," said Tim Solso, Cummins Chairman and Chief Executive Officer. "Today's actions are indicative of the Board's continued confidence in the Company's ability to grow profitably and generate strong cash flow."

The dividend increase is the second for Cummins in the past year - the Company increased its dividend 20 percent in July 2006 - and comes four months after the Company announced a 2-for-1 stock split. On a split-adjusted basis, Cummins stock has nearly doubled in 2007.

"The Company's strong financial performance has resulted in significant positive cash flow, which has allowed us to strengthen our balance sheet and invest in profitable growth," Solso said. "At the same time, we understand the need to reward our shareholders' confidence in Cummins by returning value on their investment through increased share price, growing dividends and repurchasing stock. Today's decision by the Board is a strong statement of that commitment."

From 2003 through the end of 2006, Cummins produced an average annual total return (share price appreciation plus dividend) of approximately 46 percent - more than triple that of the S&P 500 and more than double that of the Company's peer group.

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $715 million on sales of $11.4 billion in 2006. Press releases can be found on the Web at www.cummins.com.

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.